UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CYTOSORBENTS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CytoSorbents Corporation

305 College Road East

Princeton, NJ 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share (“Common Stock”), of CytoSorbents Corporation (“CytoSorbents” or the “Company”) will be held virtually on Thursday, August 13, 2026 at 10:00 a.m. Eastern Time (the “Annual Meeting”).

Virtual Annual Meeting

The Company’s Board of Directors (the “Board”) has determined to hold a virtual Annual Meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the virtual Annual Meeting and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CTSO2026. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Notice of Internet Availability of Proxy Materials” (the “Notice”) proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at approximately 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.

Items of Business

At the Annual Meeting, you will be asked to consider and take action with respect to the following:

1.	To elect five directors, who shall each serve for a term of one-year, or until their respective successors are elected, except in the case of the death, resignation or removal of any director;

2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K;

3.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026;

4.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, subject to our Board’s discretion, at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board, without further approval or authorization of our stockholders, prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting (the “Reverse Stock Split Proposal”);

5.	To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting (the “Adjournment Proposal”); and

6.	To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are fully described in the Proxy Statement accompanying this Notice. Only holders of Common Stock of record at the close of business on [          ] are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

The Board recommends that you vote as follows on the matters to be presented at the Annual Meeting:

1.	FOR the election of the five nominees to the Board, each for a one-year term, or until their respective successors are elected, except in the case of the death, resignation or removal of any director.

2.	FOR the vote to approve the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K, on a non-binding, advisory basis.

3.	FOR the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

4.	FOR the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, subject to our Board’s discretion, at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board, without further approval or authorization of our stockholders, prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting.

5.	FOR the approval of an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

Consistent with prior years, we are providing access to our proxy materials, including our annual report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), via the Internet instead of mailing printed copies to each stockholder of record, which allows for more efficient and timely distribution of our proxy materials. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or around [               ], we began mailing the Notice to all stockholders of record as of [               ], and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your choice for ongoing delivery will remain in effect unless you change it.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2026.

OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND VIRTUALLY, PLEASE PROMPTLY VOTE YOUR PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

By Order of the Board of Directors,

/s/

Phillip P. Chan, MD, PhD
Chief Executive Officer

Princeton, New Jersey
Dated: [          ]

Table of Contents

Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

VOTING RIGHTS	8

Proposals to Be Voted Upon by Stockholders	9

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	9

PROPOSAL NO. 2 - NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION	12

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13

PROPOSAL NO. 4 - REVERSE STOCK SPLIT PROPOSAL	14

PROPOSAL NO. 5 - ADJOURNMENT PROPOSAL	22

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS	23

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS	23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS	24

DIRECTOR COMPENSATION	29

EXECUTIVE OFFICERS	30

COMPENSATION DISCUSSION AND ANALYSIS	31

COMPENSATION COMMITTEE REPORT	37

EXECUTIVE COMPENSATION	37

Summary Compensation Table	37

Pay vs. Performance	39

Employment Agreements	41

Outstanding Equity Awards at Fiscal Year-End	43

AUDIT COMMITTEE REPORT	44

AUDIT AND OTHER FEES	45

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	45

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES	46

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	46

OTHER MATTERS	47

APPENDIX A FORM OF CERTIFICATE OF AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT PROPOSAL	A-1

-i-

CytoSorbents Corporation

305 College Road East

Princeton, New Jersey 08540

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 13, 2026

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoSorbents Corporation (“CytoSorbents” or the “Company”) to be used at the Company’s 2026 annual meeting of stockholders of CytoSorbents, to be held on August 13, 2026, and at any adjournment or postponement thereof (the “Annual Meeting”). The Annual meeting will be held via virtual webcast which will begin promptly at 10:00 a.m. Eastern Time. You will be able to attend the virtual Annual Meeting and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CTSO2026.

Consistent with prior years, we are providing access to our Notice, Proxy Statement, Proxy Card, and annual report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), together referred to here as the “Proxy Materials”, via the Internet instead of mailing printed copies to each stockholder of record, which allows for more efficient and timely distribution of our proxy materials. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about [ ], we began mailing the Proxy Materials to all stockholders of record, holding shares of our common stock, par value $0.001 per share (“Common Stock”), as of [ ] (the “Record Date”), and posted the Proxy Materials on the website referenced therein (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our Proxy Materials on the website referred to therein or may request to receive a printed set of our Proxy Materials. In addition, the Notice and website provide information regarding how you may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis. Your choice for ongoing delivery will remain in effect unless you change it.

A single Notice or single copy of Proxy Materials may be sent to two or more stockholders sharing the same address. See the disclosures under “Householding of Annual Meeting Materials” below for more information.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why are you holding a virtual meeting?

The Board has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Why am I being provided with these materials?

We are providing these Proxy Materials to you in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting to be held on August 13, 2026, and at any postponements or adjournments thereof. The Proxy Materials are being made available via the Internet or, upon your request, will be provided in printed form.

What proposals will be voted on at the meeting?

The proposals to be voted on at the meeting are as follows:

1.	To elect five directors, who shall each serve for a term of one year, or until their respective successors are elected, except in the case of the death, resignation or removal of any director;

2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K;

3.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026;

4.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, subject to our Board’s discretion, at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board, without further approval or authorization of our stockholders, prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting (the “Reverse Stock Split Proposal”);

5.	To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting (the “Adjournment Proposal”); and

6.	To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the Board recommend I vote on the proposals presented at the Annual Meeting?

The Board recommends that you vote as follows on the matters to be presented at the Annual Meeting:

1.	“FOR” the election of the five nominees to the Board, each for a one-year term, or until their respective successors are elected, except in the case of the death, resignation or removal of any director.

2.	“FOR” the vote to approve the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K, on a non-binding, advisory basis.

3.	“FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

4.	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, subject to our Board’s discretion, at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board, without further approval or authorization of our stockholders, prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting.

5.	“FOR” the approval of an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

What if another matter is properly brought before the Annual Meeting?

We do not expect that any other items of business will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. However, by completing, signing, dating and returning a Proxy Card (if you received a printed copy of the proxy materials) or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies on the Proxy Card discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and of which we did not have notice at least by March 9, 2025 (i.e., at least 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting of shareholders) and such persons named as proxies intend to vote on any such other matter in accordance with the instructions of the Board (to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders.

How do I attend the Annual Meeting?

You can access the Annual Meeting at www.virtualshareholdermeeting.com/CTSO2026. You must enter the 16-digit control number found on your Notice, proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at approximately 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our Proxy Materials to each stockholder of record, we are permitted to furnish our Proxy Materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report, which includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, by providing access to such documents over the Internet. Unless requested, stockholders will not receive printed copies of the Proxy Materials.

We began mailing a Notice of Internet Availability of Proxy Materials on or around [ ], to holders of record of shares of our Common Stock at the close of business on the Record Date. At the same time, we provided those stockholders with access to our online Proxy Materials and filed our Proxy Materials with the SEC. The Notice of Internet Availability of Proxy Materials contains information on how to access the Notice of Annual Meeting of Stockholders, the Proxy Statement, the form of proxy card (the “Proxy Card”), and the Annual Report, over the Internet, as well as instructions on how to request a paper copy of the Proxy Materials. Registered stockholders who prefer to receive a paper copy of the Proxy Materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the matters to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. If you wish to request a paper copy of the Proxy Materials for the Annual Meeting, you may (1) visit www.ProxyVote.com, (2) call 1+ (800) 579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your 16-digit control number (indicated on the Notice of Internet Availability of Proxy Materials) in the subject line.

Please make the request as instructed above on or before July 30, 2026, to facilitate timely delivery of the physical copy of the Proxy Materials.

A notice that directs beneficial owners of our Common Stock to the website where they can access our Proxy Materials is to be forwarded to each beneficial stockholder by the brokerage firm, bank, dealer or other similar organization that is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank, dealer or other similar organization is to also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.

What if I need technical assistance during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.

Who may vote at the meeting?

Holders of Common Stock of record at the close of business on [            ], are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

What is the quorum requirement for the meeting?

A majority of the shares of capital stock of the Company entitled to vote at the meeting, as of the Record Date, must be present in person or represented by proxy at the Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum.

If you are present in person, including virtually, or by proxy at the Annual Meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this Proxy Statement identify the votes needed to approve or ratify the proposed actions.

How many votes do I have?

You have one vote for each share of our Common Stock that you owned as of the Record Date for each matter presented at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares were registered directly in your name with the transfer agent for our Common Stock, Equiniti Trust Company, LLC (“EQ”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares during the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

How do I give voting instructions if I am a beneficial owner?

If you are a beneficial owner of shares of Common Stock as of the Record Date, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your bank or broker uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank. If you do not give instructions to your bank or broker, it may vote your shares with respect to “routine” matters but will not be permitted to vote your shares with respect to “non-routine” matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not a routine matter, then there is a “broker non-vote” on such non-routine matter. It is therefore important that you provide instructions to your bank or broker if your shares are beneficially held by a bank or broker so that your votes with respect to election of directors, advisory vote to approve executive compensation, and any other matters treated as non-routine, are counted.

What are the votes required to adopt the proposals at the Annual Meeting?

Proposal	Vote Required	Voting Choices	Effect of Abstentions	Effect of Broker Non-Vote
Election of the director nominees named in the Proxy Statement (“Proposal 1”)	The majority of the votes cast by Stockholders present at the Annual Meeting in person or represented by proxy, meaning the number of shares voted “FOR” a nominee must exceed 50% of the votes cast for such nominee.	“FOR”, “AGAINST”, or “ABSTAIN”	No Effect	No Effect
Non-binding, advisory vote to approve the compensation of the Company’s named executive officers (“Proposal 2”)	The vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	Vote Against	No Effect
Ratification the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026 (“Proposal 3”)	The vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	Vote Against	Not Applicable
Approval of Reverse Stock Split Proposal (“Proposal 4”)	The vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	Vote Against	Not Applicable
Approval of the Adjournment Proposal (“Proposal 5”)	The vote of the holders of a majority of the shares of stock present or represented at the Annual Meeting and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	No Effect	Not Applicable

Only stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were [        ] shares of Common Stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our Common Stock is entitled to one vote per share on each matter presented at the Annual Meeting.

A majority of the votes cast by stockholders is required with respect to the election of directors at the Annual Meeting. As such, this means that for Proposal 1, the number of shares voted FOR a director’s election must exceed fifty percent (50%) of the number of votes cast with respect to that director’s election. Cumulative voting for the election of directors is not permitted.

The affirmative vote of a majority in voting power of the shares present, in person or represented by proxy and entitled to vote on a matter is required to approve Proposal 2, the non-binding, advisory vote on the compensation of the Company’s named executive officers, Proposal 3, the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and Proposal 4, the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split. As such, this means that for Proposals 2, 3, and 4, such proposals must receive more FOR votes than AGAINST votes plus ABSTENTIONS in order to be approved.

The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve Proposal 5, the approval of an adjournment of the Annual Meeting, as necessary. As such, this means that for Proposal 5, such proposal must receive more FOR votes than AGAINST in order to be approved. Abstentions will not be counted as votes cast “for” or “against” this proposal, and therefore, will have no impact on the outcome of the voting.

What are the effects of abstentions and broker-non votes?

A “broker non-vote” occurs when a stockholder holds shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. See “How do I give voting instructions if I am a beneficial owner?” above for additional information.

Under relevant Nasdaq rules, we believe that Proposal 1, the election of directors, is considered a “non-routine” matter on which brokers cannot exercise discretionary voting unless the broker receives instructions on how to vote from the beneficial owner of the Company’s Common Stock. Abstentions and broker non-votes shall not be deemed votes cast either “for” or “against” a director’s election and, as such, for this proposal, broker non-votes and abstentions will have “NO EFFECT” on the outcome of the vote for the election of directors.

Under relevant Nasdaq rules, we believe that Proposal 2, the non-binding, advisory vote on the compensation of the Company’s named executive officers, is considered a “non-routine” matter on which brokers cannot exercise discretionary voting unless the broker receives instructions on how to vote from the beneficial owner of the Company’s Common Stock. For this proposal, broker non-votes will have “NO EFFECT” on the outcome of the vote for this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Under relevant Nasdaq rules, we believe that Proposal 3, the ratification of the appointment of our independent auditors named in this Proxy Statement, is considered a “routine” matter on which brokers are permitted to vote in their discretion even if the beneficial owner of the Company’s Common Stock does not provide voting instructions with respect to such proposal. Accordingly, we do not expect there to be any broker non-votes for this proposal, and as such, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Under relevant Nasdaq rules, we believe that Proposal 4, the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, is considered a “routine” matter on which brokers are permitted to vote in their discretion even if the beneficial owner of the Company’s Common Stock does not provide voting instructions with respect to such proposal. Accordingly, we do not expect there to be any broker non-votes for this proposal, and as such, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Under relevant Nasdaq rules, we believe that Proposal 5, the approval of an adjournment of the Annual Meeting, as necessary, is considered a “routine” matter on which brokers are permitted to vote in their discretion even if the beneficial owner of the Company’s Common Stock does not provide voting instructions with respect to such proposal. Accordingly, we do not expect there to be any broker non-votes for this proposal, and as such, broker non-votes will have no effect on the outcome of this proposal. Abstentions will not be counted as votes cast “for” or “against” this proposal, and therefore, will have no impact on the outcome of the voting.

How may I vote my shares personally at the meeting?

If your shares are registered directly in your name with our transfer agent, EQ, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote during the meeting at www.virtualshareholdermeeting.com/CTSO2026 using your unique 16-digit control number that was included in your Notice, proxy card or voting instruction form. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting via the Internet. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If your shares are held by a broker, trustee or other nominee, they should send your instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the Proxy Materials on the secure website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•	Via mail, by marking, signing and dating the enclosed proxy card and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a 16-digit control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on August 12, 2026. Of course, you can always attend the Annual Meeting virtually and vote your shares. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

What is a proxy?

A proxy is your designation of another person to vote shares of Common Stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy, or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Dr. Phillip P. Chan and Vincent J. Capponi have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.

How can I change my vote?

You can revoke your proxy or voting instructions at any time before it is exercised at the Annual Meeting by:

●	delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Secretary, an instrument revoking the proxy;

●	voting via the Internet or telephone during the Annual Meeting;

●	executing and delivering a later dated proxy; or

●	voting virtually at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you are a beneficial owner and hold your shares in street name, you will need to contact your bank, broker, or other nominee to determine how to revoke your voting instructions.

Who will count the vote?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Election (the “Inspector”). If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, if instructed properly then your broker will return a proxy card to Broadridge on your behalf.

Where can I find the voting results of the meeting?

We expect to announce the preliminary voting results at the Annual Meeting. We will publish the finalized results in a Current Report on Form 8-K filed with the SEC within four (4) business days of the Annual Meeting.

Who will pay for the solicitation of proxies?

The costs and expenses of the Board’s soliciting of proxies, including the mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card, and the Annual Report), as well as the cost of forwarding such material to the beneficial owners of stock, except for some costs associated with individual stockholders’ use of the Internet or telephone, and postage, and any additional information furnished to stockholders will be borne by the Company. Solicitation of proxies may be in person, by telephone, facsimile, electronic mail, or personal solicitation by our directors, officers, or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers, and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

In addition, we have also engaged D.F. King & Co., Inc., or D.F. King, as our proxy solicitor and D.F. King may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. We have agreed to pay D.F. King a base fee of approximately $7,500 plus additional fees for requested services, to reimburse costs and expenses, and to indemnify D.F. King in connection with its performance of services.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, D.F. King, at:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Banks and Brokers call: (646) 677-2515

All others call toll free (U.S. only): (800) 347-4826

Email: CTSO@dfking.com

Who is soliciting this proxy?

Solicitation of proxies is made on behalf of the Board. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and certain executive officers and other employees of the Company.

VOTING RIGHTS

Stockholders of record may vote their shares via the Internet, telephone or mail by following the instructions included in the Proxy Materials. If you vote by Internet, you may access the voting platform by going to www.proxyvote.com. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

In addition, the law of the State of Delaware, under which CytoSorbents is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet or telephone contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet or telephone will not affect your right to vote should you decide to attend the virtual Annual Meeting. If you vote your shares via the Internet or telephone, you are responsible for any Internet access or telephone charges that you may incur.

If you are a beneficial owner of shares of Common Stock as of the Record Date, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your bank or broker uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank. If you do not give instructions to your bank or broker, it may vote your shares with respect to “routine” matters but will not be permitted to vote your shares with respect to “non-routine” matters. See “How do I give voting instructions if I am a beneficial owner?” above for additional information. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

If you request a printed copy of the Proxy Materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge Representatives of Broadridge Financial Solutions, Inc., and our inspectors of election will tabulate and certify the votes. A postage prepaid envelope addressed to Broadridge Financial Solutions, Inc. will be provided with requested printed Proxy Materials.

Proposals to Be Voted Upon by Stockholders

The following describes each of the five proposals to be voted upon by stockholders at our Annual Meeting:

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Second Amended and Restated Bylaws of the Company (the “Bylaws”) provide that our Board shall consist of not less than three members. Each director serves for a one-year term, or until their respective successors are elected, except in the case of the death, resignation or removal of any director, with each director being elected at each annual meeting of stockholders. Five directors are currently serving on the Board. The directorships expiring at the Annual Meeting are currently filled by Phillip P. Chan, Edward R. Jones, Michael G. Bator, Alan D. Sobel and Jiny Kim. Following the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated each of Phillip P. Chan, Edward R. Jones, Michael G. Bator, Alan D. Sobel and Jiny Kim for election at the Annual Meeting. If each of the directors is reelected, the total number of directors comprising our Board will remain at five directors effective immediately following the Annual Meeting. If elected, each director’s term will expire in 2027. Our Board is authorized to increase or decrease the total number of directors within the limitations prescribed by our Bylaws.

The nominees for election at this Annual Meeting have informed us that they are willing to serve for the term to which they are nominated, if elected. If any nominee should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

Set forth in the table and paragraphs below is certain information about the nominees for election as directors, including each nominee’s age and length of service as a director of the Company, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served in the past five years. There are no family relationships among any of our directors, nominees for director and executive officers, and there are no arrangements or understandings between a director and any other person pursuant to which such person was selected as a director or nominee.

Name	Age	Director Since	Position(s) with CytoSorbents
Phillip P. Chan, MD, PhD	55	2008	Director and Chief Executive Officer
Michael G. Bator	62	2015	Director and Chairman of the Board
Edward R. Jones, MD, MBA	77	2007	Director
Alan D. Sobel, CPA	65	2014	Director
Jiny Kim, MBA	49	2022	Director

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees. Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Collectively, our directors have experience as chief executive officers, presidents, or general partners of medical-device companies, physician or other professional organizations, and investment companies which brings unique perspectives to the Board. Furthermore, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following biographies highlights the specific experience, qualification, attributes, and skills of our individual Board members that have led our Nominating and Corporate Governance Committee to conclude that these individuals should serve on our Board:

Phillip P. Chan, MD, PhD. has served as a director of CytoSorbents since July 2008, and has served as our Chief Executive Officer since January 2009. Dr. Chan served as our President from January 2009 to April 2020. Prior to joining CytoSorbents, Dr. Chan led healthcare and life science investments for the NJTC Venture Fund from 2003 to 2008, most recently as a Partner. Dr. Chan was a co-founder and Vice Chairman of the Board of Directors of Medality Medical, Inc., fka Andrew Technologies, a medical device company that received U.S. Food and Drug Administration (FDA) 510(k) clearance of its HydraSolve® lipoplasty system and completed a human clinical study using the system to remove visceral mesenteric fat as a potential surgical treatment of Type 2 diabetes. He is an Internal Medicine physician with a strong background in clinical medicine and research. Dr. Chan received his MD and PhD from the Yale University School of Medicine, completed his Internal Medicine residency at the Beth Israel Deaconess Medical Center at Harvard Medical School and received his Board certification. He also holds a BS in cell and molecular biology from Cornell University.

Dr. Chan is qualified to serve on our Board based on his extensive experience as an executive in the medical device industry and his position as our Chief Executive Officer and former President of the Company. As a member of the executive team, Dr. Chan serves a vital function in the link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspective on the business.

Michael G. Bator, MBA has served as a director of CytoSorbents since July 2015, and as Chairman of the Board since June 2023. Mr. Bator is a founder and partner of Quartz Advisory Group, LLC, a capital markets investment bank since November 2018. From April 2015 to December 2016, Mr. Bator was the Chief Financial Officer of Trek Therapeutics, a development stage pharmaceutical company. Mr. Bator has served as an advisor to IBF Venture Capital Fund, LLC since June 2015. From January 2001 until February 2015, Mr. Bator held several positions with Jennison Associates, a United States mutual and pension fund management company, where he was most recently Managing Director, Healthcare Research. Prior to that time, he worked in management consulting with Cambridge Pharma Consultancy, Lexington Strategy, and The Boston Consulting Group. Mr. Bator received his MBA in Finance from Wharton Business School at the University of Pennsylvania, and his BA from Princeton University.

Mr. Bator is qualified to serve on our Board based on his extensive experience serving in various executive level roles in the pharmaceuticals industry.

Edward R. Jones, MD, MBA has served as a director of the Company since April 2007. Dr. Jones retired from the clinical practice of nephrology in January 2020. Dr. Jones has been an attending physician at Albert Einstein Medical Center and Chestnut Hill Hospital as well as Clinical Professor of Medicine at Temple University Hospital since 1985. Dr. Jones has published or contributed to the publishing of 30 chapters, articles, and abstracts on the subject of treating kidney-related illnesses. He has been a member of the Renal Physicians Association, the Philadelphia County Medical Society for 17 years, and is a former board member of the National Kidney Foundation of the Delaware Valley. From March 2009 to March 2011, Dr. Jones served as President of, and Counselor at, the Renal Physicians Association. Dr. Jones is the former Chairman of Kidney Care Partners, and he served as former President of Delaware Valley Nephrology and Hypertension Associates. He retired from that practice on June 30, 2018. Dr. Jones graduated from the Medical University of South Carolina and completed his Internal Medicine residency at Temple University Hospital (TUH). He later served as Chief Medical Resident at Temple University Hospital. He was a fellow in the Renal and Electrolyte Section of the University of Pennsylvania after which he joined the faculty of Temple where he ran the renal physiology laboratory while teaching and providing patient care. Dr. Jones received his MBA in healthcare management from St. Joseph’s University in Philadelphia.

Dr. Jones is qualified to serve on our Board based on his medical credentials and various contributions to the medical field, as well as his experience in the medical device and pharmaceutical industries.

Alan D. Sobel, CPA has served as a director of CytoSorbents since November 2014. Mr. Sobel is a Principal in the New Jersey Offices of CLA (CliftonLarsonAllen, LLP), serving in various positions since February 2023. Previously, since 1996, Mr. Sobel has served as the Managing Member of Sobel & Co., LLC, a full-service accounting, auditing, taxation, and business consulting firm. He has provided corporate advisory and consulting services, including mergers and acquisitions, for clients in the real estate, manufacturing, pharmaceutical, and distribution businesses, among others. Mr. Sobel is a Certified Public Accountant and has served in various leadership roles including President of the New Jersey Society of Certified Public Accountants and Chairman of the Audit Committee of the New Jersey Society of Certified Public Accountants. Mr. Sobel received his BS in accounting from Bentley College and his MS in taxation from Fairleigh Dickenson University.

Mr. Sobel is qualified to serve on our Board based on his extensive financial and accounting experience as well as his experience consulting and advising in the medical device and pharmaceutical industry.

Jiny Kim, MBA has served as a director of CytoSorbents since April 2022. Ms. Kim has served as Senior Vice President at Solta Medical at Bausch Health since September 2023. Previously, Ms. Kim served as the Vice President at Zimmer Biomet, where she served as the general manager of the Smart Implants portfolio and was responsible for leading the end-to-end program and product management for Zimmer Biomet’s Smart Implants technology in the orthopedic field from June 2021 to August 2023. Prior to this, Ms. Kim served as Vice President, Global Strategic Marketing and Chief of Staff for the General Manager, Neuromodulation and Depression at LivaNova from February 2020 to May 2021. Prior to this, Ms. Kim served in increasing roles of responsibility at Ethicon, Johnson & Johnson Medical Devices in U.S. Sales and Marketing, Business Development (Licensing and Acquisition), and Strategic Global Marketing from 2011 to 2020. Ms. Kim received her MBA at the MIT Sloan School of Management, and she received a dual degree from the University of Pennsylvania with a B.S. in Economics from The Wharton School and a B.A. in Political Science from The College of Arts and Sciences.

Ms. Kim is qualified to serve on our Board based on her extensive experience serving in executive level roles in the medical device industry.

Vote Required

Each nominee for director will be elected to the Board by a majority of the votes cast by stockholders entitled to vote in the election of directors. This means that the votes cast “FOR” such nominee’s election must exceed fifty percent (50%) of the number of votes cast with respect to that director’s election. Cumulative voting for the election of directors is not permitted.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of the five nominees to the Board each for a one-year term, or until their respective successors are elected, except in the case of the death, resignation or removal of any director.

PROPOSAL NO. 2 - NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Board is submitting a “Say-on-Pay” proposal for stockholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the outcome of the voting results. We currently intend to hold future advisory votes on executive compensation once every year, and the next “Say-on-Pay” vote is expected to occur at the annual meeting of our stockholders in 2027. The next frequency vote is expected to occur at the annual meeting of our stockholders in 2027.

Our executive officers are compensated based upon performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and our Company’s and our stockholders’ interests. We believe our compensation program is strongly aligned with the long-term interests of our Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of our named executive officers is described more fully in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of CytoSorbents Corporation approve, on a non-binding, advisory basis, the compensation paid to its named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2026 Annual Meeting of Stockholders.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company, the Board or the Compensation Committee and will not be construed as overruling or determining any decision by us, by the Board or by the Compensation Committee. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board or the Compensation Committee, or to create or imply any additional fiduciary duties for our Company or the Board or the Compensation Committee.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Vote Required

The affirmative vote of a majority in voting power of the shares present, in person or represented by proxy and entitled to vote on the matter is required to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K.

Recommendation

The Board unanimously recommends stockholders vote, on a non-binding, advisory basis, “FOR” the approval of the compensation of our named executive officers, disclosed pursuant to Item 402 of Regulation S-K.

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed WithumSmith+Brown, PC as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026, and has recommended to the Board that such appointment be submitted to our stockholders for ratification. WithumSmith+Brown, PC has served as our independent registered public accounting firm since 2005. Representatives from WithumSmith+Brown, PC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required

The affirmative vote of a majority in voting power of the shares present, in person or represented by proxy and entitled to vote on the matter is required to approve the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 4 - REVERSE STOCK SPLIT PROPOSAL

Background and Purpose of Proposed Amendment

Our Certificate of Incorporation, as amended, currently authorizes the Company to issue a total of 105,000,000 shares, of which 100,000,000 shares shall constitute Common Stock and 5,000,000 shares shall constitute Preferred Stock, having a par value of $0.001 per share.

On June 9, 2026, subject to stockholder approval, the Board approved an amendment to our Second Amended and Restated Certificate of Incorporation to, at the discretion of the Board, effect the Reverse Stock Split of the Common Stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio within such range to be determined by the Board at its discretion (the “Reverse Stock Split”). The Reverse Stock Split may be effected at any time prior to the one-year anniversary date of the Annual Meeting.

The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock, which would, among other considerations, allow the Company to meet the minimum per share bid price requirements for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”). The Board of Directors believes that the Reverse Stock Split would, among other things, (a) be an effective tool to enable the Company to maintain the listing of its Common Stock on Nasdaq, (b) better enable the Company to raise funds to finance its planned and continuing operations, and (c) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

The reverse stock split would reduce the number of outstanding shares while proportionately increasing the per-share value of those shares, subject to market conditions and other factors. As a result, the reverse stock split would not, by itself, affect the dollar value of the shares owned by the shareholder, the shareholders’ proportionate ownership interests, or the Company’s market capitalization, except for the effect of rounding up fractional shares.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, every 5 shares of our issued and outstanding Common Stock, or up to every 20 shares of our outstanding Common Stock would be combined and reclassified into one share of Common Stock. The Reverse Stock Split may be effected at any time prior to the one year anniversary date of the Special meeting. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “—Determination of the Reverse Stock Split Ratio” and “—Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split is included as Appendix A to this proxy statement. If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Amendment is subject to revision to included such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Annual Meeting.

Reasons for the Reverse Stock Split Amendment

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock, which would, among other considerations, allow the Company to meet the minimum per share bid price requirement for continued listing on Nasdaq. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. The Board has not authorized the Company to take any action with respect to the shares that would become available for issuance after the implementation of the Reverse Stock Split, and the Company currently does not have any definitive agreements with respect to the issuance of such additional shares of Common Stock; however, the Company expects that it may need to raise additional capital or otherwise issue shares of Common Stock in the future to fund its ongoing operations, working capital needs and other corporate purposes. Although the Company has not determined the timing, amount, structure or terms of any such issuance, the additional authorized shares that become available following the Reverse Stock Split could be used for one or more financing transactions or other issuances if and when approved by the Board. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split, if necessary, is a potential effective means to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on the Nasdaq. Nasdaq requires, among other criteria, that the Company maintain a continued closing bid price of at least $1.00 per share. On the Record Date, the last reported sale price of our Common Stock on Nasdaq was $[ ] per share. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Common Stock on Nasdaq.

On October 2, 2025, the Company received written notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the Company’s Common Stock had fallen below $1.00 per share for 30 consecutive business days the (“Minimum Bid Price Requirement”). On April 1, 2026, the Company received a letter (the “Extension Notice”) from the Staff of the Nasdaq Stock Market LLC advising that the Company had been granted a 180-day extension, or until September 28, 2026, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). If at any time prior to September 28, 2026, the bid price of the Company’s Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company will regain compliance with the Minimum Bid Price Requirement.

The Board believes that effecting the Reverse Stock Split, if the Company does not regain compliance with the Minimum Bid Price Requirement, may be necessary to maintain the listing of our Common Stock on Nasdaq, which the Board considers important to the Company and its stockholders. If enacted, the Board intends the Reverse Stock Split to increase the per share trading price of our Common Stock.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Amendment to, among other things, facilitate the continued listing of our Common Stock on Nasdaq by increasing the per share trading price of our Common Stock, which would, among other considerations, allow the Company to achieve a share price high enough to satisfy the $1.00 per share Minimum Bid Price Requirement. Any inability of our Board to effect the Reverse Stock Split could result in our delisting from Nasdaq, which may impact the visibility and liquidity of our Common Stock.

Treatment of Fractional Shares in the Reverse Stock Split

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number. For example, if as a result of a reverse stock split a record stockholder would otherwise be entitled to hold 15.3 shares of our Common Stock after giving effect to the Reverse Stock Split, such stockholder would instead hold 16 shares of our Common Stock.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not less than 1-for-5 and not greater than 1-for-20.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our Common Stock on the Nasdaq;

●	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will result in a sustained increase in the per share price of our Common Stock and, if applicable, have the desired effect of maintaining compliance with Nasdaq Rules. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. In particular, we cannot assure you that the price of a share of our Common Stock after the Reverse Stock Split will remain increased in proportion to the reduction in the number of shares of our Common Stock outstanding immediately prior to the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Additionally, we may be delisted due to a failure to meet continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by a Reverse Stock Split due to the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the post-split trading price is not sustained at the proportionately adjusted level once market forces take effect. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our Common Stock described above.

The effective increase in the authorized number of shares of our Common Stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our Common Stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of Common Stock that would become available for issuance if this Proposal 4 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our Common Stock at a low price. The Board also could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 4 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split, if necessary, which would, among other considerations, allow the Company to comply with the Minimum Bid Price Requirement. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will be sustained at the proportionately adjusted level once market forces take effect or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split may reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Appendix A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split, if necessary, to comply with the Minimum Bid Price Requirement. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Effects of the Reverse Stock Split on Issues and Outstanding Common Stock

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of not less than 1-for-5 and not greater than 1-for-20. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, expect to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in more detail herein. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be effected by the Reverse Stock Split (except for the effect of rounding up fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.001.

As of the Record Date, approximately [            ] shares of our Common Stock were outstanding and 0 shares of our Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-20, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately [           ] shares. Nasdaq requirements state that a listed company must have at least 500,000 shares in the public float. The Company would meet this requirement if the Reverse Stock Split is effected at a ratio of 1-for-20.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, the terms of equity awards granted under our CytoSorbents Corporation 2006 Long-Term Incentive Plan and Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan (collectively the “Equity Plans”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plan, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split. The number and exercise prices of outstanding warrants that we have issued will be correspondingly adjusted.

Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (except for the effect of rounding up fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC. After the effective time of any Reverse Stock Split that our Board elects to implement, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on Nasdaq under the symbol “CTSO” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twelve trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 105,000,000 shares, consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock if the Board elects to proceed with a Reverse Stock Split. The Reverse Stock Split will not change the proportionate equity interests of the Company’s stockholders, nor will it alter the relative voting rights or dividend rights of such stockholders, except for minor adjustments due to the treatment of fractional shares.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares of Common Stock. The Board has no current intention to use all of the authorized but unissued shares made available as a result of the Reverse Stock Split. However, the Board believes that maintaining these authorized but unissued shares is appropriate to provide the Company with flexibility to support its future operations and to pursue potential financing or capital-raising transactions, including in the near term, if and when the Board determines that such transactions are advisable and in the best interest of the Company and its stockholders.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Exchange of Stock Certificates

Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender any current certificates they may hold to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	U.S. holders whose functional currency is not the U.S. dollar;

●	Persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

●	persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered, and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of Common Stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for Common Stock. We intend to treat the issuance of such an additional fraction of a share of Common Stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Vote Required

The affirmative vote of a majority in voting power of the shares present, in person or represented by proxy and entitled to vote on the matter is required for the approval of the Reverse Stock Split Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the proposal to amend our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split.

PROPOSAL NO. 5 - ADJOURNMENT PROPOSAL

General

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the voting of the proxies at the adjourned meeting by following the proxy revocation procedures described in this proxy statement.

Vote Required

The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the approval of the Adjournment Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

Based on information publicly filed or otherwise provided to us, the stockholders named in the following table are each beneficial owners of 5% or more of our Common Stock. Unless otherwise indicated, the information is as of June 1, 2026. For purposes of this table, and as used elsewhere in this Proxy Statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, shares of our Common Stock, the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that the owners listed below exercise sole voting and dispositive power over their shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
ROKK LLC P.O. Box 894 Nogales, Arizona 85628	4,582,591	(1)	5.7%
Avenir Corporation 277 South Washington Street, Suite 350 Alexandria, VA 22314	5,230,099	(2)	6.5%

(1)	Includes 3,450,055 shares held by ROKK LLC, formerly the Robert F. Shipley Family Trust and 566,268 shares held by Mary Shipley Ley, and 566,268 shares held by Reed Robert Shipley over all of which Mary Shipley Ley or Reed Robert Shipley holds voting power.

(2)	This information is based in part on a Schedule 13G/A filed by Avenir Corporation with the SEC on February 13, 2026.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our Common Stock as of June 1, 2026 (except as otherwise indicated below) by each of our directors and director nominees, each named executive officer and by our directors and executive officers as a group, based upon information furnished to us by such persons. In accordance with SEC rules, each listed person’s beneficial ownership includes (i) all shares the stockholder actually owns beneficially or of record, (ii) all shares over which the stockholder has or shares voting or investment power, and (iii) all shares the stockholder has the right to acquire within 60 days. Unless otherwise indicated, all shares are or will be owned directly, and the indicated person has or will have sole voting and/or investment power. Unless otherwise indicated, the address of each person listed in the table is 305 College Road East Princeton, New Jersey 08540.

Name of Beneficial Owner(1)	Number of Shares		Percentage of Common Stock(1)
Michael G. Bator, MBA	318,555	(2)	*
Vincent J. Capponi, MS	1,179,029	(3)	1.9%
Phillip P. Chan, MD, PhD	2,100,126	(4)	3.3%
Efthymios Deliargyris, MD	618,257	(5)	1.0%
Edward R. Jones, MD, MBA	187,090	(6)	*
Jiny Kim, MBA	105,875	(7)	*
Peter J. Mariani	170,613	(8)	*
Alan D. Sobel, CPA	251,276	(9)	*
All current directors, director nominees and executive officers as a group (8 persons)	4,930,821		7.8%

*            Less than 1%

(1)	Applicable percentage of ownership is based on 62,842,748 shares of our Common Stock outstanding as of June 1, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options and warrants exercisable currently or within sixty (60) days of June 1, 2026, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 81,973 shares of Common Stock, 13,157 warrants, and 223,425 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

(3)	Includes 429,668 shares of Common Stock, 6,578 warrants, and 742,783 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

(4)	Includes 1,113,363 shares of Common Stock, 26,315 warrants, and 960,448 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

(5)	Includes 197,525 shares of Common Stock, 7,894 warrants, and 412,838 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

(6)	Includes 19,534 shares of Common Stock, 2,631 warrants, and 164,925 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

(7)	Includes 8,519 shares of Common Stock, 2,631 shares of warrants, and 94,725 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

(8)	Includes 116,613 shares of Common Stock, and 54,000 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

(9)	Includes 78,457 shares of Common Stock. 7,894 warrants, and 164,925 shares of Common Stock issuable pursuant to stock options currently exercisable within 60 days of June 1, 2026.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Independence of Directors

Our Board has determined that each of Messrs., Bator and Sobel, Ms. Kim, and Dr. Jones are independent as that term is defined under the applicable independence listing standards of the Nasdaq Stock Market (“Nasdaq”).

Meetings

Our Board held nine meetings during the year ended December 31, 2025. During such year, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he or she served as a director and the total number of meetings held by the committee on which he or she served during the period. It is the policy of our Board that each director attends our annual meetings of stockholders. All incumbent directors who were directors at the time virtually attended the Company’s 2025 Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.

The Board believes that its current leadership structure with Dr. Chan serving as the Chief Executive Officer and Mr. Bator serving as our independent non-executive Chairman, is appropriate for the Company at this time as it promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Both Dr. Chan and our independent, non-executive Chairman are actively engaged on significant matters affecting us, including in consultation with the full Board, such as succession planning, risk management, operating initiatives, and long-term strategy. The Chief Executive Officer has overall responsibility for all aspects of our operation, while our independent, non-executive Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. Our independent, non-executive Chairman calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of stockholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and has the right to and often does attend Board committee meetings.

The Board, acting primarily through the Audit Committee, is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

The Compensation Committee also reviews the Company’s compensation practices to confirm that our practices are consistent with the goal of retaining and hiring qualified leadership and to ensure that such practices and policies do not encourage unnecessary and excessive risk taking by the Company’s executive officers and employees.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The current members of the Audit Committee are Mr. Sobel, who serves as Chairman, Mr. Bator and Dr. Jones, each of whom served on such committee during the fiscal year ended December 31, 2025. Each of the members of the Audit Committee is independent as defined by the applicable Nasdaq listing standards and SEC rules applicable to audit committee members. The Board has determined that Mr. Sobel qualifies as an “audit committee financial expert,” as such term is defined by Item 407(d)(5) of Regulation S-K as promulgated by the SEC.

The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent auditors. The Audit Committee provides an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee meets regularly with our independent auditors without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

In 2025, the Audit Committee held seven meetings, at which all members attended. A copy of the Audit Committee’s charter is posted on our website at www.cytosorbents.com. Our website is not a part of this Proxy Statement, and all references to our website address in this Proxy Statement are intended to be inactive textual references only.

Review and Approval of Related Person Transactions

Our Board has adopted written policies and procedures for the review, approval or ratification of transactions involving CytoSorbents and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policies and procedures cover any transaction involving $120,000 or more with a related person (a “related person transaction”) in which the related person has a material interest, and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Chairman of our Audit Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee.

A related person transaction will be considered approved or ratified if it is authorized by the Audit Committee or Chairman after full disclosure of the related person’s interest in the transaction. The transaction may be approved or ratified only if the Audit Committee determines that the transaction is not inconsistent with the Company’s best interests. In considering related person transactions, the Audit Committee will consider any information considered material to investors and the following factors:

●	the related person’s interest in the transaction;

●	the approximate dollar value of the transaction;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

●	the purpose and potential benefit to us of the transaction.

The policy provides that related party transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or our Board, in accordance with the Compensation Committee’s charter. There were no such related party transactions in 2025.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Mr. Sobel, who serves as Chairman, Dr. Jones, and Ms. Kim, each of whom served on such committee during the fiscal year ended December 31, 2025. Each of the members of the Nominating and Corporate Governance Committee is independent as defined by the applicable Nasdaq listing standards.

The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating and Corporate Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct and Ethics; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board’s performance evaluation process.

During 2025, the Nominating and Corporate Governance Committee held one meeting, at which all members attended. A copy of the Nominating and Corporate Governance Committee’s charter is posted on our website at www.cytosorbents.com.

Evaluation and Indemnification of Director Nominees

The Nominating and Corporate Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any required regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Nominating and Corporate Governance Committee, with input from our Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to CytoSorbents. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. The Nominating and Corporate Governance Committee charter includes a policy whereby diversity, including diversity of gender, origin and background, is a key consideration when identifying candidates for membership on the Board. In evaluating potential candidates, the Nominating and Corporate Governance Committee will consider, among other items, the degree to which a potential candidate fulfills a current Board need, such as the need for an audit committee financial expert, as well as the candidate’s ability and commitment to understand CytoSorbents and its industry and the candidate’s ability to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In considering potential candidates, the Nominating and Corporate Governance Committee will consider the overall competency of the Board in the following areas:

●	industry knowledge;

●	accounting and finance;

●	business judgment;

●	management;

●	leadership;

●	business strategy;

●	diversity of gender, origin, and background;

●	crisis management; and

●	corporate governance.

In addition, the Nominating and Corporate Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate’s:

●	sound business and personal judgment;

●	senior management experience and demonstrated leadership ability;

●	accountability and integrity;

●	financial literacy;

●	industry or business knowledge, including science, technology, and marketing acumen;

●	the extent, nature and quality of relationships and standing in the research and local communities;

●	in connection with nominees to be designated as “independent” directors, “independence” under regulatory definitions, as well as in the judgment of the Nominating and Corporate Governance Committee;

●	independence of thought and ideas; and

●	other board appointments and service.

The Nominating and Corporate Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management. As described below, the Nominating and Corporate Governance Committee will also consider stockholder recommendations for Board nominees. The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others.

Stockholder Director Nominee Recommendations

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Nominating and Corporate Governance Committee. Stockholders who wish their proposed nominee to be considered by the Nominating and Corporate Governance Committee for nomination at our next annual stockholders’ meeting should follow the procedures set forth in our Bylaws as described in “Stockholder Proposals and Nomination of Director Candidates” in this Proxy Statement.

Compensation Committee

The current members of the Compensation Committee are Mr. Bator, who serves as Chairman, and Ms. Kim, each of whom served on such committee during the fiscal year ended December 31, 2025. Each of the current members of the Compensation Committee is independent as defined by the applicable Nasdaq listing standards.

Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee’s principal responsibilities include reviewing the Company’s overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the Company’s compensation policies and practices to determine whether such policies and practices encourage unnecessary and excessive risk taking by the Company’s executive officers and employees, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the compensation disclosures included in this Proxy Statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans. On an annual basis the Compensation Committee approves a pool of stock options to be awarded to non-executive employees and delegates the authority for granting these awards to the Chief Executive Officer. The roles of management is discussed below under “Significant Corporate Governance Standards” and “Compensation-Setting Process.” The Compensation Committee held one meeting during 2025 at which all members attended. A copy of the Compensation Committee’s charter is posted on our website at www.cytosorbents.com.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Mr. Michael Bator, who serves as Chairman, and Ms. Jiny Kim, each of whom served as members of the Compensation Committee during 2025. Neither of these individuals is or has been an executive of the Company, or had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of our executive officers served as a director or a member of a compensation committee, or other committee serving an equivalent function, of any other entity, the executive officers of which served as a director of the Company or a member of the Compensation Committee during 2025.

Stockholder Communications to the Board of Directors

Stockholders may send communications to our Board in writing, addressed to the full Board or a specific committee of the Board, to Effie Perdikis, Executive Assistant, c/o, CytoSorbents Corporation, 305 College Road East, Princeton, New Jersey 08540, telephone (732) 398-5396. Such correspondence will be logged and forwarded to the Board.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Conduct and Ethics is posted on our website at www.cytosorbents.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

Hedging and Pledging

All of our executive officers and members of the Board are prohibited from entering into hedging or pledging transactions in respect of our Common Stock or other securities issued by us.

Compensation Recovery Policy

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our named executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Insider Trading Policy

The Company’s Insider Trading Policy applies to all employees, directors, and officers of the Company and its subsidiaries. Under the Insider Trading Policy, transactions in puts, calls, or other derivative securities involving the Company’s equity securities, as well as hedging transactions involving the Company’s equity securities, such as collars and forward sale contracts, are prohibited. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy is filed with our Annual Report on Form 10-Q as Exhibit 19.1.

Policies and Practices Related to the Grant of Certain Equity Awards Close In Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options, stock appreciation rights, or similar option-like instruments to employees, including our named executive officers. Historically, we have granted such equity in connection with annual compensation and performance reviews, as well as for new hires, promotions, or other non-routine grants where the timing of such grants is tied to the event giving rise to the award. The Company does not have any formal policy that requires us to grant, or avoid granting, stock options at particular times and no specific practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. However, the Company’s practice is to consider such information, with participation of the Board and Compensation Committee, to ensure grants are unlikely to occur close to the release of material nonpublic information. In all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2025, certain information with respect to the compensation of all non-employee directors of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Total ($)
Michael G. Bator, MBA(2)	116,855	-	30,673	(2)	147,528
Edward R. Jones, MD, MBA(3)	65,042	-	15,337	(3)	80,379
Alan D. Sobel, CPA(4)	91,500	-	15,337	(4)	106,837
Jiny Kim, MBA(5)	65,042	-	15,337	(5)	80,379

(1)	The value of option awards granted to directors is based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

(2)	In connection with his service as a director in 2025, we issued Mr. Bator options to purchase 44,000 shares of our Common Stock at an exercise price of $1.00 per share, which were granted on August 8, 2025, and expire on August 8, 2035. These options shall vest in four equal quarterly installments over a period of one year following the date of grant.

(3)	In connection with his service as a director in 2025 we issued Dr. Jones options to purchase 22,000 shares of our Common Stock at an exercise price of $1.00 per share, which were granted on August 8, 2025, and expire on August 8, 2035. These options shall vest in four equal quarterly installments over a period of one year following the date of grant.

(4)	In connection with his service as a director in 2025 we issued Mr. Sobel options to purchase 22,000 shares of our Common Stock at an exercise price of $1.00 per share, which were granted on August 8, 2025, and expire on August 8, 2035. These options shall vest in four equal quarterly installments over a period of one year following the date of grant.

(5)	In connection with her service as a director in 2025 we issued Ms. Kim options to purchase 22,000 shares of our Common Stock at an exercise price of $1.00 per share, which were granted on August 8, 2025, and expire on August 8, 2035. These options shall vest in four equal quarterly installments over a period of one year following the date of grant.

Pursuant to the fee schedule, the Chairman of the Board is entitled to an annual retainer of $77,168 and each non-employee Board member is entitled to an annual retainer of $38,584. The Chairs of each committee are entitled to an additional annual fee of $26,458 and non-chair committee members are entitled to an additional annual fee of $13,299 for each committee upon which they serve. In addition, each of our directors is eligible to receive reimbursement for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board and Board committees and an annual equity grant.

In 2025, the Compensation Committee elected to defer undertaking an analysis of Board and executive management compensation.

EXECUTIVE OFFICERS

Below is information about our current executive officers Phillip P. Chan, Vincent J. Capponi, Efthymios N. Deliargyris, and Peter J. Mariani. Our Board appoints our executive officers annually, and executive officers serve until they resign or the Board terminates their contract or position. There are no family relationships among any of our directors, nominee for director and executive officers.

Name	Age	Position
Phillip P. Chan, MD, PhD	55	Chief Executive Officer
Vincent J. Capponi, MS	68	President and Chief Operating Officer
Peter J. Mariani	62	Chief Financial Officer
Efthymios N. Deliargyris, MD	57	Chief Medical Officer

Phillip P. Chan, MD, Ph.D. For Dr. Chan’s background, please see the section entitled “Director Experience, Qualifications, Attributes and Skills.”

Vincent J. Capponi, MS. Mr. Capponi joined the Company as Vice President of Operations in 2002, became our Chief Operating Officer in July 2005 and became President and Chief Operating Officer in April 2020 as well as Co-Managing Director CytoSorbents MEA FZCO and Director and CytoSorbents India Private Limited. He has more than 30 years of management experience in medical device, pharmaceutical and imaging equipment at companies including Upjohn, Sims Deltec and Sabratek. Prior to joining CytoSorbents in 2002, Mr. Capponi held several senior management positions at Sabratek and its diagnostics division GDS and was interim president of GDS diagnostics in 2001. From 1998 to 2000, Mr. Capponi was Senior Vice President and Chief Operating Officer for Sabratek and Vice President Operations from 1996 to 1998. He received his MS in Chemistry and his BS in Chemistry and Microbiology from Bowling Green State University.

Peter J. Mariani, CPA (inactive). Mr. Mariani has served as our Chief Financial Officer since August 2024. Prior to joining CytoSorbents, Mr. Mariani served as Executive Vice President and Chief Financial Officer of Axogen, Inc (NASDAQ: AXGN), a medical technology company focused on peripheral nerve repair and regeneration from March 2021 to December 2023, and previously as its Chief Financial Officer from March 2016 to March 2021. At Axogen, Mr. Mariani was responsible for all finance and accounting functions, investor relations, information technology and security, and Global Quality. Prior to this, Mr. Mariani was the Chief Financial Officer of Lensar, Inc., from July 2014 to January 2016, which at the time was privately-held and a global leader in next generation femtosecond laser technology for refractive cataract surgery. Prior to this, he served as Chief Financial Officer at Hansen Medical, Inc., from June 2011 to June 2014, a publicly-traded company that designed and manufactured robotic solutions for intravascular procedures. Earlier in his career Mr. Mariani served in senior financial roles of increasing importance from November 1994 to December 2006 including Vice President and Corporate controller for Guidant Corporation, a $3.8 billion, publicly traded leader in the development and sale of medical devices for the treatment of cardiovascular disease. His experience at Guidant included Vice President of Finance and Administration, Guidant Japan from June 1998 to June 2002. He started his career at Ernst and Young, LLP, where he served a diverse client base as a Certified Public Accountant. Mr. Mariani earned a Bachelor of Science in accounting from Indiana University.

Efthymios N. Deliargyris, MD. Dr. Deliargyris joined the Company as Chief Medical Officer on May 1, 2020. Dr. Deliargyris is a triple board-certified physician (internal medicine, cardiology and interventional cardiology) with a distinguished career in clinical medicine and academia and significant biotech experience in global leadership roles. Prior to joining CytoSorbents, Dr. Deliargyris served as the Chief Medical Officer of PLx Pharma Inc. (NASDAQ: PLXP) from August 2018 to April 2020. Prior to this, Dr. Deliargyris was the founder and managing director of the Science and Strategy Consulting Group providing expert advice and solutions on scientific, regulatory, strategic and commercialization challenges to companies engaging in the cardiovascular arena. From 2012 until 2017, Dr. Deliargyris served as Global Medical Lead of the Cardiovascular franchise at The Medicines Company where he led global medical strategy, global medical affairs and late stage R&D. Prior to this, Dr. Deliargyris served as Chief, Cardiology and Interventional Cardiology at Athens Medical Center in Athens, Greece from 2004 until 2010 and as Assistant Professor of Cardiology and Director of the Intravascular Laboratory (IVUS) at Wake Forest University in Winston-Salem, NC from 2001 to 2004. Dr. Deliargyris received his Doctor of Medicine degree from the Kapodistrian University of Athens School of Medicine and completed his residency training in internal medicine at Tufts University School of Medicine and his fellowships in cardiology and interventional cardiology at the University of North Carolina at Chapel Hill.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, and the rules promulgated thereunder require our officers and directors and persons owning more than 10% of our outstanding Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all these filings. We believe, based solely upon a review of reports and amendments thereto filed on EDGAR during and with respect to our fiscal year ended December 31, 2025, that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2025, except for a late Form 4 filed on behalf of Mr. Michael G. Bator on March 4, 2025, with respect to one transaction that was not reported on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains how our executive compensation program is designed and operates with respect to our named executive officers by describing the objectives of our executive compensation program, what the compensation program is designed to reward, and each compensation component that we provide. In addition, we explain how and why our Compensation Committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended December 31, 2025.

Our named executive officers for the fiscal year ended December 31, 2025, are Phillip P. Chan, Vincent J. Capponi, Peter J. Mariani, and Efthymios N. Deliargyris.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Significant Executive Compensation Actions

Our Compensation Committee, which consists of two independent directors, sets the compensation of our named executive officers. The Compensation Committee has taken the following actions with respect to the compensation of our named executive officers:

●	In 2024, the Committee authorized and approved a voluntary salary reduction program for certain of the Company’s named executive officers, which was in effect from April 1, 2024 through December 31, 2024.

●	In 2024, the Committee approved cash bonuses linked to the Company’s 2023 performance and then deferred the payment of these bonuses pending the raise of additional capital. This payment was subsequently approved in January 2025 following the execution of a Rights Offering which raised $7.8 million of gross proceeds.

●	In 2025, the Committee approved cash bonuses linked to the Company’s 2024 performance and deferred the payment of these bonuses pending the Compensations Committee’s determination of sufficient liquidity.

●	In 2025, the Committee approved an additional annual grant of incentive compensation in the form of restricted stock units and stock options, to further align the incentives of the executives and stockholders, retain key executives and reward performance.

●	In 2026, the Committee approved cash bonuses linked to the Company’s 2025 performance and deferred the payment of these bonuses pending the Compensations Committee’s determination of sufficient liquidity; and

●	In 2023, the Committee approved a long-term incentive compensation program in the form of stock options, which would have vested based upon achievement of certain long-term milestones if achieved before December 31, 2025. In January of 2026 the Committee determined that these specific long-term milestones were not achieved, and the stock options for each of the executives were forfeited as of December 31, 2025.

Significant Corporate Governance Standards

We have endeavored to maintain high standards in our executive compensation practices. We conduct an annual review of our compensation programs for executive officers and other employees to assess the Company’s ability to attract and retain the best talent and whether such policies and practices encourage unnecessary and excessive risk taking by the Company’s executive officers and employees.

Executive Compensation Philosophy and Objectives

We are the leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Our lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with more than 300,000 devices used cumulatively to date.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two U.S. Food and Drug Administration (“FDA”) Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. The Company is actively pursuing regulatory approval of DrugSorb-ATR with the FDA and will pursue regulatory approval with Health Canada with better visibility from the FDA. DrugSorb-ATR is not yet granted or approved in either the United States or Canada.

While we have limited direct competitors, we compete for capital with other early-stage microcap and small-cap companies in the life sciences space. To effectively operate in this dynamic market, we need a highly talented and seasoned team of executives and business professionals.

We compete with pharmaceutical and medical device companies in seeking to attract and retain a skilled management team. To meet this challenge, we have adopted a compensation philosophy designed to offer our named executive officers’ compensation and benefits that are market competitive and that meet our goals of attracting, retaining, and motivating highly skilled individuals to help us achieve our financial and strategic objectives.

Our executive compensation program is designed to achieve the following principal objectives:

●	attract and retain talented and experienced individuals;

●	offer total compensation opportunities that take into consideration the practices of other comparably positioned life sciences companies;

●	directly and substantially link total compensation to measurable corporate and individual performance;

●	create and sustain a sense of urgency surrounding strategy execution and the achievement of key business objectives; and

●	strengthen the alignment of the interests of our named executive officers and stockholders through equity-based, long-term incentives and reward our named executive officers for creating long-term stockholder value.

Compensation-Setting Process

Role of the Compensation Committee

Our Compensation Committee is responsible for overseeing our executive compensation philosophy and our executive compensation program, determining, and approving the compensation for our named executive officers, negotiating executive employment contracts, and helping to establish appropriate compensation for Board members and other key employees. Our Compensation Committee regularly reports to our Board on its deliberations, but is ultimately responsible for compensation decisions, as described in the Compensation Committee’s charter.

Our Compensation Committee reviews, on at least an annual basis, our executive compensation program, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and recommends to our Board any modifications or new plans or programs. It also reviews the compensation of our named executive officers and makes decisions about the various components that comprise their compensation packages.

Role of Management

In carrying out its responsibilities, our Compensation Committee works with members of our management team, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Medical Officer. Typically, our management team assists our Compensation Committee by providing information about our corporate, financial, and individual performance, competitive market data and management’s perspective and recommendations on compensation matters.

Typically, our Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of our executive officers, including our named executive officers (except with respect to his own compensation), and, at the request of the Compensation Committee, attends Compensation Committee meetings (except with respect to discussions involving his own compensation).

Use of Competitive Data

To assess the competitiveness of our executive compensation program and compensation levels, our Compensation Committee examines the competitive compensation data for senior executives of other similar life science companies on the Nasdaq.

Compensation Program Design

In designing our compensation program, we were cognizant of our need to motivate our named executive officers to meet our short-term goals and long-term strategic objectives. Thus, we emphasized the use of equity in the form of options to purchase shares of our Common Stock and restricted stock units to incentivize our named executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable long-term value for our stockholders. We believe that stock options and restricted stock units offer our named executive officers a valuable long-term incentive that aligns their interests with the interests of our stockholders.

The equity compensation awarded to our named executive officers is discussed below under “—Executive Compensation Program Components—Equity Compensation.”

We also offer cash compensation to our named executive officers in the form of base salaries at levels that we believe help us provide competitive compensation packages.

On March 29, 2024, the Board of the Company authorized and approved a voluntary salary reduction program for certain of the Company’s employees, including the Company’s named executive officers, as part of the Company’s cost-cutting measures implemented in the best interests of the Company and its stockholders (the “Reduction Program”). Executive officers Phillip P. Chan, MD, PhD (Chief Executive Officer), Vincent J. Capponi, MS (President and Chief Operating Officer), Kathleen P. Bloch, MBA, CPA (Former Chief Financial Officer) and Efthymios N. Deliargyris, MD (Chief Medical Officer) chose to participate. In connection with the Reduction Program, the Board authorized, approved and adopted a form payment reduction agreement, which was executed by each of the named executive officers and the Company. The salary reduction agreements serve as amendments to the existing employment agreements between the named executive officers and the Company. Pursuant to the salary reduction agreements, the CEO agreed to reduce his base salary by 35% and each of the other named executive officers agreed to reduce his or her base salary by 15%. The reduced base salary was effective for the period of April 1, 2024 through December 31, 2024, resulting in the Adjusted Base Salary amounts as set forth in the table below. As consideration for the voluntary participation in the Reduction Program, on March 29, 2024, the Company’s Board also approved grants of nonqualified stock options to each participant under the Company’s 2014 Long-Term Incentive Plan, as amended, and the form of Nonqualified Stock Option Agreement. The nonqualified stock options granted to each participant, as set forth in the table below, is equal in value to the amount by which such participant’s base salary was reduced as determined using the market closing price for a share of Company Common Stock on March 28, 2024, which amount was $0.95. The nonqualified stock options vested on January 31, 2025, and have an exercise price equal to the fair market value of a share of Company Common Stock on the date of grant as set forth in the 2014 Long-Term Incentive Plan. As of January 1, 2025, each of the named executive officer’s base salary was restored to the base salary in effect prior to the reduction.

We do not provide significant perquisites or other personal benefits to our executive officers. Our executive officers participate in broad-based company-sponsored health and benefit programs on substantially the same basis as our other salaried employees.

Executive Compensation Program Components

The following describes each component of our executive compensation program, the rationale for each component and how compensation amounts, and awards were determined for 2025.

Base Salary

Base salary represents the fixed portion of our named executive officers’ compensation, which we view as an important element to attract, retain, and motivate highly talented executives. Base salaries represent a significant portion of the total compensation opportunity for our named executive officers.

In April of 2025, our Compensation Committee conducted a review of each named executive officer’s base salary with input from our Chief Executive Officer. Following the review, the Committee noted that after three years of no base salary increases, the voluntary salary reduction program of 2024, and the successful Rights Offering completed in each of January and April of 2025, the Committee would approve increases to executive base salaries and make those adjustments retroactive to January 1, 2025.

The salaries of our named executive officers are set forth in the following table:

Named Executive Officer	2025 Base Salary	2024 Adjusted Base Salary		2024 Base Salary	% Base Increase from 2024 to 2025
Phillip P. Chan, MD, PhD	$502,165	$359,352		$482,851	+4%
Vincent J. Capponi, MS	$460,040	$377,523		$424,000	+8.5%
Efthymios N. Deliargyris, MD	$432,586	$363,336		$408,100	+6%
Peter J. Mariani, CPA(1)	$442,000	$152,019	(1)	$425,000	+4%

(1)	Mr. Mariani was appointed Chief Financial Officer of the Company effective as of August 14, 2024. 2024 Adjusted Base Salary reflects the pro-rated salary received based on his employment period.

Annual Cash Bonuses

Cash bonuses are solely discretionary based upon the approval of the Board. In determining whether to award cash bonuses, the Compensation Committee considers the operational performance of the Company relative to its pre-approved operating plan and specified performance milestones including revenue growth, gross margin targets, cash management, clinical and regulatory milestones, business development achievements, as well as individual performance indicators. In 2025, the Compensation Committee approved cash bonuses linked to the Company’s 2024 performance totaling $665,435 for all NEO’s and then deferred the payment of these bonuses pending the Compensation Committee’s determination of sufficient liquidity. In February 2026, the Compensation Committee approved cash bonuses linked to the Company’s 2025 performance totaling $328,825 for all NEO’s and deferred the payment of these bonuses pending the Compensation Committee’s determination of sufficient liquidity.

Equity Compensation

We use equity awards to motivate and reward our named executive officers, to encourage long-term corporate performance based on the value of our Common Stock and to align the interests of our named executive officers with those of our stockholders.

In order to better align the interests of our named executive officers with our stockholders and to retain key talent, in 2025, the Compensation Committee awarded the named executive officers (i) restricted stock units that vest in equal parts at the first and second year anniversaries of the date of grant, subject to the named executive officer’s continued service as of the applicable vesting date, and (ii) incentive stock options that vest as to one-half of the award on the first year anniversary of the date of grant, one-fourth of the award on the second year anniversary of the date of grant, and one-fourth of the award on the third year anniversary of the date of grant, subject to the reporting person’s continued service as of the applicable vesting date.

Retirement and Other Benefits

Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as our other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to reduce their current compensation by up to the statutory limit, $23,000 in fiscal 2025 plus an additional $7,500 for participants 50 years or older and have us contribute the amount of this reduction to the Section 401(k) plan. During 2025, we matched 100% of 401(k) of elective deferral contributions of the first 3% of the gross pay, plus 50% of elective deferral contributions which are over 3% of gross pay but are not over 5% of annual gross pay. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Additional benefits received by our named executive officers include medical, dental, vision, short-term disability, long term disability, life and accidental death and dismemberment insurance, and Health Savings Account contributions. These benefits are provided on substantially the same basis as to all of our full-time employees.

Historically, we have not provided perquisites or other personal benefits to our named executive officers. Currently, we do not view perquisites or other personal benefits as a component of our executive compensation program. Our future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Employment Agreements

On July 30, 2019, we entered into an amended and restated employment agreements with Dr. Phillip P. Chan, Chief Executive Officer, and Vincent J. Capponi, President and Chief Operating Officer. On April 9, 2020, we entered into an employment agreement with Efthymios N. Deliargyris, Chief Medical Officer, which agreement became effective May 18, 2020. With the exception of his own agreement, each of these agreements was negotiated on our behalf by our CEO, with the oversight and approval of our Compensation Committee. Our CEO’s employment agreement was negotiated directly with our Compensation Committee. We believe that these employment agreements were necessary to retain these individuals and induce them to lead us in achieving our goals as a publicly traded company. The term of the employment agreements with Dr. Chan, Mr. Capponi, and Dr. Deliargyris concluded on December 31, 2021, and each employment agreement automatically renews for an additional one-year term, unless the Company or the executive officer provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a Renewal Term (as defined in such employment agreement).

On August 14, 2024, we entered into an employment agreement with Mr. Mariani in connection with his appointment as the Company’s Chief Financial Officer. The initial term commenced on the effective date and ended on December 31, 2025, and the employment agreement automatically renews for an additional one-year term, unless the Company or the executive officer provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a Renewal Term (as defined in such employment agreement).

For a summary of the material terms and conditions of these employment agreements, see the section entitled “Executive Compensation- Employment Agreements.”

Post-Employment Compensation Arrangements

The employment agreements provide each of our named executive officers with certain protection in the event of his or her termination of employment under specified circumstances, including following a change of control of our Company. We believe that these protections serve our executive retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of our Company. The terms of these agreements were determined after review by our Compensation Committee of our retention goals for each named executive officer and an analysis of competitive market data.

For a summary of the material terms and conditions of these severance and change in control arrangements, see the sections entitled “Compensation of Named Executive Officers - Employment Agreements” and “Executive Compensation - Potential Payments upon Termination or Change of Control.”

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated named executive officers (other than its chief financial officer). Remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code. Additionally, under a Section 162(m) exception for private companies that subsequently become publicly held, any compensation paid pursuant to a compensation plan in existence before the effective date of the public offering of securities will not be subject to the $1.0 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the public offering of securities occurred.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m), effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure certain variable compensation in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. In addition, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that named executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control of our Company that exceed certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an employee, including a named executive officer, director, or service provider receives “nonqualified deferred compensation” that does not satisfy the conditions of Section 409A.

We did not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code during the fiscal year ended December 31, 2025. We have not agreed and are not otherwise obligated to provide any named executive officer with a “gross-up” or other reimbursement under Section 409A.

Accounting for Stock-Based Compensation

We follow the FASB ASC Topic 718 for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by SEC regulations. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference, in CytoSorbents Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by:
The Compensation Committee of the Board of Directors

Michael G. Bator, Chairman
Jiny Kim

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2025 and 2024, compensation awarded to or paid to, or earned by, our named executive officers.

Named Executive Officer	Year	Salary ($)	Bonus(11) ($)	Stock Awards(1) ($)		Option Awards(2) ($)		All Other Compensation		Total ($)
Phillip P. Chan, MD, PhD	2025	502,165	87,804	105,600	(3)	100,862	(4)	12,000	(5)	808,431
Chief Executive Officer	2024	359,352	266,775	91,680	(6)	169,888	(7)	12,000	(5)	899,695
Peter J. Mariani(7)	2025	442,000	79,821	71,500	(3)	66,551	(4)	-		659,872
Chief Financial Officer	2024	152,019	66,340	169,138	(8)	197,268	(9)	-		584,765
Vincent J. Capponi, MS	2025	460,040	83,079	89,100	(3)	82,153	(4)	-		714,372
President and Chief Operating Officer	2024	377,523	169,335	77,355	(6)	227,824	(7)	-		852,037
Efthymios N. Deliargyris, MD	2025	432,586	78,121	70,000	(3)	70,248	(4)	12,500	(10)	663,455
Chief Medical Officer	2024	363,336	162,985	58,255	(6)	216,366	(7)	12,500	(10)	813,442

(1)	Prior to 2019, Dr. Chan and Mr. Capponi received grants of restricted stock units which will vest upon a “Change in Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan. The value of these grants has been calculated in accordance with ASC Topic 718. Because a “Change of Control” is not contemplated or probable at this time, there is no amount associated with these awards.

(2)	The value of option awards granted to our named executive officers is based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

(3)	On August 8, 2025, Dr. Chan, Mr. Mariani, Mr. Capponi, and Dr. Deliargyris received restricted stock units which vest in equal parts on the first and second anniversaries of the date of grant. The amount shown represents the fair market value of the vested and unvested restricted stock units awarded on August 8, 2025.

(4)	On August 8, 2025, Dr. Chan, Mr. Mariani, Mr. Capponi, and Dr. Deliargyris received stock options granting them the right to purchase shares of Common Stock at a purchase price of $1.00 per share. These options vest one-half on the first anniversary of the date of grant, one-fourth on the second year anniversary of the date of grant, and one-fourth on the third year anniversary of the date of grant.

(5)	In addition to his base salary, Dr. Chan is entitled to a $12,000 annual car allowance.

(6)	On April 2, 2024, Dr. Chan, Mr. Mariani, Mr. Capponi, and Dr. Deliargyris received restricted stock units which vest in equal parts at the first and second year anniversaries of the date of grant. The amount shown represents the fair market value of the vested and unvested restricted stock units awarded on April 2, 2024.

(7)	On March 29, 2024, Dr. Chan, the reporting person received nonqualified stock options at an exercise price of $0.95 which vested January 31, 2025, related to their participation in the 2024 voluntary salary reduction program. On April 2, 2024, the reporting person received incentive stock options at an exercise price of $0.9550 which vest as to one-half of the award on the first year anniversary of the date of grant, one-fourth of the award on the second year anniversary of the date of grant, and one-fourth of the award on the third year anniversary of the date of grant, subject to the reporting person’s continued service as of the applicable vesting date. On October 4, 2024, Mr. Capponi and Dr. Deliargyris each received stock options at an exercise price of $1.19, which will vest only if the Company obtains U.S. Food and Drug Administration clearance, Health Canada clearance, or approval of DrugSorb-ATR before June 30, 2026.

(8)	Upon the appointment of Chief Financial Officer, Mr. Mariani received 65,000 restricted stock units, which vest as to one-half of the award on each of the first and second anniversaries of the date of grant. Additionally, Mr. Mariani also received 110,000 restricted stock units which vest upon the earlier of (i) a “Change In Control” of CytoSorbents Corporation (the “Company”), as defined in Mr. Mariani’s employment agreement (the “Mariani Employment Agreement”), or (ii) the fourth anniversary from the date of grant, subject to the reporting person’s continued service as of the applicable vesting date.

(9)	Upon the appointment of Chief Financial Officer, Mr. Mariani received 80,000 stock options which vest in accordance with the following schedule: (i) 41,000 upon the six-month anniversary of the date of grant, and (ii) 13,000 on the one-year, two-year and three-year anniversaries of the date of grant. Additionally, Mr. Mariani also received 215,000 stock options which vest only upon the achievement of certain milestones pursuant to the terms of the Employment Agreement.

(10)	In addition to his base salary, Dr. Deliargyris receives a $12,000 annual car allowance.

(11)	The bonuses for 2024 and 2025 have been earned and accrued. The Company has deferred payment of the bonuses until a future determination, by the Compensation Committee, of sufficient liquidity, and that such payment may occur either in a lump sum or over a period of time, not to exceed twelve months.

Pay vs. Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

As required by Item 402(v) of Regulation S-K, as adopted by the SEC, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2025, 2024 and 2023 fiscal years. Note that for our NEOs other than our PEO, compensation is reported as an average.

Year	Summary Compensation Table Total for PEO($)(1)	Compensation Actually Paid to PEO($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return($)	Net Income/(Loss) ($)
2025	$808,431	$723,164	$679,233	$564,719	$11.73	$(8,197,439)
2024	$899,695	$953,144	$895,556	$770,636	$16.70	$(20,718,957)
2023	$1,333,401	$729,761	$994,690	$734,380	$20.37	$(29,246,760)

(1)	For years 2025, 2024 and 2023, Dr. Phillip P. Chan has been our Principal Executive Officer. The averages for year 2025 for our Non-PEO Named Executive Officers consist of our President and Chief Operating Officer (Vincent J. Capponi), our Chief Financial Officer (Peter J. Mariani), and our Chief Medical Officer (Efthymios, N. Deliargyris). The averages for 2024 for our Non-PEO Named Executive Officers consists of Vincent J. Capponi, our Chief Financial Officer (Kathleen P. Bloch from January 1, 2024 to August 13, 2024 and Peter J. Mariani from August 14, 2024 to December 31, 2024), and Efthymios, N. Deliargyris. The averages for 2023 for our Non-PEO Named Executive Officers consists of Vincent J. Capponi, Kathleen P. Bloch, and Efthymios, N. Deliargyris.

(2)	Adjustment to Compensation Actually Paid to PEO include deduction of “stock awards” and “options awards” for the year, which include a) add award granted in the year that remain outstanding and unvested at fair value as of end of the year, b) add award granted in the year that vested in the same year at fair value as of the vesting date, c) add or subtract (if negative) any award granted before the year and remain outstanding and unvested as of year-end at fair value, d) add or subtract (if negative) any award granted before the year but vested during the year at fair value as of the vesting date, e) subtract any award vested and forfeited at fair value as of end of the prior year, f) add unvested award on which dividends or other earnings were paid during the year not otherwise included in summary total compensation column.

(3)	Adjustment to Average Compensation Actually Paid to Non-PEO Named Executive Officers.

	Adjustment to Determine Compensation “Actually Paid” to PEO
	2025	2024	2023
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(105,600)	(91,680)	(307,110)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	(100,862)	(169,888)	(374,514)
Increase for Fair Value of Awards Granted During the Year that Remain Unvested as of Year-end	27,428	144,361	188,015
Increase for Fair Value of Awards Granted During the Year that Vested During the Year	-	-	-
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	(32,639)	(58,377)	(341,105)
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested During the Year	126,406	229,032	231,073
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	-	-	-
Increase based on Dividends or Other Earnings Paid during year Prior to Vesting Date of Award	-	-	-
Total Adjustments	(85,267)	53,448	(603,641)
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(76,867)	(122,274)	(180,313)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	(72,984)	(244,350)	(242,195)
Increase/(Decrease) for Fair Value of Awards Granted During the Year that Remain Unvested as of Year-end	19,724	188,731	130,704
Increase for Fair Value of Awards Granted During the Year that Vested During the Year	-	-	20,886
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	(53,424)	(106,288)	(164,467)
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested During the Year	69,037	159,261	175,076
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	-	-	-
Increase based on Dividends or Other Earnings Paid during year Prior to Vesting Date of Award	-	-	-
Total Adjustments	(114,514)	(124,920)	(260,310)

Pay Versus Performance Graphic Description

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between (i) compensation actually paid to the PEO and the NEOs other than the PEO, and total shareholder return (“TSR”); and (ii) compensation actually paid to the PEO and the NEOs other than the PEO, and net income (loss).

Compensation Actually Paid vs. Cumulative TSR
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Compensation Actually Paid
25.00
20.00
15.00
10.00
5.00
-
Cumulative TSR
12/31/2023
12/31/2024
12/31/2025
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Cumulative TSR

Compensation Actually Paid vs. Net Loss
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
Net Loss
12/31/2023
12/31/2024
12/31/2025
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Net Loss

Employment Agreements

Dr. Phillip P. Chan

On July 30, 2019, we entered into an amended and restated executive employment agreement with Dr. Chan relating to his employment as our Chief Executive Officer. Pursuant to his employment agreement, Dr. Chan receives an annual car allowance in the amount of $12,000 per year. Dr. Chan’s employment agreement also provides for terms of benefits afforded to Dr. Chan, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses. Dr. Chan’s amended and restated employment agreement had an initial term of three years and became effective as of January 1, 2019. Accordingly, Dr. Chan’s employment agreement expired on December 31, 2021, and automatically renewed for one year to December 31, 2022. Thereafter, Dr. Chan’s employment shall automatically renew for additional terms of one year, unless the Company or Dr. Chan provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a renewal term.

In addition, Dr. Chan’s employment agreement provides for benefits if his employment is terminated under certain circumstances, as more fully described under “Executive Compensation - Potential Payments upon Termination or Change of Control.”

Vincent J. Capponi, MS

On July 30, 2019, we entered into an amended and restated executive employment agreement with Mr. Capponi relating to his employment as our Chief Operating Officer. Mr. Capponi’s employment agreement provides for terms of benefits afforded to Mr. Capponi, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses. Mr. Capponi’s amended and restated employment agreement had an initial term of three years and became effective as of January 1, 2019. Accordingly, Mr. Capponi’s employment agreement expired on December 31, 2021, and automatically renewed for one year to December 31, 2022. Thereafter, Mr. Capponi’s employment shall automatically renew for additional terms of one year, unless the Company or Mr. Capponi provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a renewal term.

In addition, Mr. Capponi’s employment agreement also provides for benefits if his employment is terminated under certain circumstances, as more fully described under “Executive Compensation - Potential Payments upon Termination or Change of Control.”

Efthymios, N. Deliargyris, MD

On April 12, 2020, we entered into an executive employment agreement with Dr. Deliargyris relating to his employment as our Chief Medical Officer. Under the terms of his employment agreement, Dr. Deliargyris receives an annual car allowance in the amount of $12,500 per year. Dr. Deliargyris’ employment agreement also provides for terms of benefits afforded to Dr. Deliargyris, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses. Dr. Deliargyris’ employment agreement term became effective on May 18, 2020, and had an initial term which expired on December 31, 2021, and automatically renewed for one year to December 31, 2022. Thereafter, Dr. Deliargyris’ employment shall automatically renew for additional terms of one year, unless the Company or Dr. Deliargyris provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a renewal term.

In addition, Dr. Deliargyris’ employment agreement also provides for benefits if his employment is terminated under certain circumstances, as more fully described under “Executive Compensation - Potential Payments upon Termination or Change of Control.”

Peter J. Mariani

On August 14, 2024, Mr. Mariani and the Company entered into an executive employment agreement related to his employment as our Chief Financial Officer. Mr. Mariani’s employment agreement provides for customary benefits which include participation in employee benefit plans, paid time off and reimbursement of certain business-related expenses, including entertainment and travel expenses. Mr. Mariani’s employment agreement had an initial term through December 31, 2025, and automatically renewed for one year to December 31, 2026. Thereafter, Mr. Mariani’s employment shall automatically renew for additional terms of one year, unless the Company or Mr. Mariani provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a renewal term.

Mr. Mariani’s Employment Agreement also provides for certain termination benefits in the event of termination without “Cause,” voluntary termination of employment for “Good Reason,” or in the event of a “Change of Control” of the Company, each as defined in the Mariani Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2025.

	Option Award			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Phillip P. Chan, MD, PhD	77,600		4.690	6/7/2026
	95,200		5.600	2/24/2027
	70,650		7.900	3/15/2028
	80,000		7.330	7/22/2029
	80,000		6.030	2/28/2030
	96,000		8.990	4/12/2031
	106,000	—	1.950	8/10/2032
	84,000	28,000	3.530	7/7/2033
	48,000	—	3.530	7/7/2033
	129,998	—	0.950	3/29/2034
	62,000	62,000	0.955	4/2/2034
		136,400	1.000	8/8/2035
					369,600	$236,205

Vincent J. Capponi, MS	73,200		4.690	6/7/2026
	89,250		5.600	2/24/2027
	66,210		7.900	3/15/2028
	68,000		7.330	7/22/2029
	68,000		6.030	2/28/2030
	78,200		8.990	4/12/2031
	86,000	—	1.950	8/10/2032
	42,000	—	3.530	7/7/2033
	68,250	22,750	3.530	7/7/2033
	48,923	—	0.950	3/29/2034
	50,500	50,500	0.955	4/2/2034
		150,000	1.190	10/4/2034
		111,100	1.000	8/8/2025

Efthymios N. Deliargyris, MD	85,500		6.590	4/9/2030
	63,250		8.990	4/12/2031
	74,000		1.950	8/10/2032
	58,500	19,500	3.530	7/7/2033
	40,000		3.530	7/7/2033
	47,088		0.950	3/29/2034
	43,000	43,000	0.955	4/2/2034
		150,000	1.190	10/4/2034
		95,000	1.000	8/8/2035
					254,334	$231,444

Peter J. Mariani	54,000	26,000	0.967	8/14/2034
		90,000	1.000	8/8/2035
					389,000	$248,614

(1)	Amount includes (i) restricted stock units held by each of the named executive officers that will vest upon a “Change in Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan and (ii) the unvested portion of restricted stock units awarded on April 2, 2024, August 14, 2024, August 8, 2025.

(2)	Based on the $0.639 per share closing price of our Common Stock on December 31, 2025, as reported by Nasdaq.

Equity Compensation Plan Information
As of December 31, 2025

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,988,604	$3.58	9,014,966
Equity compensation plans not approved by security holders	-	$-	653,714
Warrants	5,780,701	$1.33
Total	16,769,305		9,668,680

AUDIT COMMITTEE REPORT

The Audit Committee of the Board oversees CytoSorbents Corporation’s financial reporting process on behalf of the Board. Management is responsible for CytoSorbents Corporation’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing CytoSorbents Corporation’s financial statements in accordance with accounting principles generally accepted in the United States. CytoSorbents Corporation’s independent registered public accounting firm are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Committee operates under a written charter adopted by the Board, a copy of which is available on CytoSorbents Corporation’s website at www.cytosorbents.com.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm, both separately and together. Management has represented to the Audit Committee that CytoSorbents Corporation’s audited financial statements for 2025 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from CytoSorbents Corporation and its management, including the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning the independent auditor’s independence. Finally, the Audit Committee has discussed with CytoSorbents Corporation’s independent registered public accounting firm the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of CytoSorbents Corporation’s internal control over financial reporting and the overall quality of CytoSorbents Corporation’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent registered public accounting firm and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that CytoSorbents Corporation’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of CytoSorbents Corporation’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent registered public accounting firm are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm as described above and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that CytoSorbents Corporation’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Submitted by:

The Audit Committee of the Board of Directors

Alan D. Sobel, CPA, Chairman

Michael G. Bator

Edward R. Jones, MD, MBA

AUDIT AND OTHER FEES

The following table summarizes the aggregate fees billed for professional services rendered to us by WithumSmith+Brown, PC, our independent registered public accounting firm, in fiscal years 2025 and 2024. A description of these fees and services follows the table.

	2025	2024
Audit Fees(1)	$333,049	$292,058
Audit Related Fees(2)	5,200	67,589
Tax Fees(3)	37,896	20,696
All Other Fees	-	-
Total	$376,145	$380,343

(1)	Fees for audit services in 2025 and 2024 consisted of fees associated with the annual audit and the reviews of CytoSorbents Corporation’s quarterly reports on Form 10-Q along with fees associated with SEC and accounting regulations and compliance consulting.

(2)	Fees for audit-related services in 2025 and 2024 are associated with SEC registration and other filings and certain attestations in connection with Company financings and agreements.

(3)	Tax fees for 2025 and 2024 were as a result of services associated with the filing of the Company’s Federal and State tax returns and other tax services.

The Audit Committee has considered whether the provision of these services by WithumSmith+Brown, PC is compatible with maintaining the independence of WithumSmith+Brown, PC. Beginning with 2015, in accordance with the Audit Committee’s pre-approval policies and procedures described below, all fees and services have been and will be pre-approved by the Audit Committee. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimis non-audit services under the applicable rules of the SEC for its approval of any of the services provided by WithumSmith+Brown, PC in 2025 and 2024.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent registered public accounting firm’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent registered public accounting firm. All other services to be provided by the independent registered public accounting firm are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent registered public accounting firm’ independence and whether the independent registered public accounting firm are best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

All of our directors and officers complete a Directors and Officers questionnaire in the first calendar quarter of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. In examining related party transactions, our Audit Committee considers whether any of our directors, officers, holders of more than five percent (5%) of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Audit Committee determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction.

During 2025 and 2024 there were no, and currently there are no proposed, transactions in which we were or are to be a participant where the amount involved exceeds $120,000 (or, if less, 1% of the average of the Company’s total assets at December 31, 2025 and 2024) and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

See “Executive Compensation” and “Director Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Stockholder proposals submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for the 2027 Annual Meeting must be received by the Company on or before February 24, 2027, unless the date of the annual meeting in 2027 is changed by more than 30 calendar days from August 13, 2027, and must satisfy the requirements of the proxy rules promulgated by the SEC.

Pursuant to our Bylaws, any other Stockholder proposals and Stockholder nominations for director nominees to be presented at the Company’s next annual meeting of Stockholder must be given in writing, pursuant to the requirements of our Bylaws, to the Company’s Secretary and received at the Company’s principal executive offices not later than May 15, 2027, nor earlier than April 15, 2027; provided, however, that in the event that the annual meeting is not held within 30 calendar days before or after August 13, 2027, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth calendar day following the date on which the first public announcement of the date of the annual meeting was made.

In addition to the notice requirements under the Company’s Bylaws, Stockholders who intend to nominate an individual for election to the Board at the Company’s 2027 annual meeting of stockholders and solicit proxies in support of such nominee must also provide notice that sets forth the information required by Exchange Act Rule 14a-19 to the Secretary of the Company not later than June 14, 2027.

For a proposal to be presented at the annual meeting, the proposal must contain specific information required by our Bylaws, a copy of which may be obtained by accessing the SEC’s EDGAR filing database at www.sec.gov or by writing to the Company’s Secretary. If a proposal is not timely and properly made in accordance with the procedures set forth in our Bylaws, it will be defective and may not be brought before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.

If you would like to receive a separate Notice, please contact our investor relations department at our offices located at 305 College Road East, Princeton, New Jersey 08540; telephone (732) 329-8885.

For those stockholders who have the same address and last name and who request to receive a printed copy of the Proxy Materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

OTHER MATTERS

The Board does not know of any matters to be presented at the virtual Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this Proxy Statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

This Proxy Statement and our Annual Report are available at www.proxyvote.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for CytoSorbents Corporation’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Effie Perdikis, Executive Assistant

CytoSorbents Corporation

305 College Road East

Princeton, New Jersey 08540

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

The Annual Meeting will be a virtual meeting and you may attend by going to www.virtualshareholdermeeting.com/CTSO2026 at the time of the meeting, and you will be able to vote your shares during the meeting. To vote, you will need the 16-digit control number included on your proxy card, voter instruction card or Notice. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions in advance so that your vote will be counted if you later decide not to attend the Annual Meeting. Also, the Notice and the proxy card contain instructions for record holders who want to vote their shares via the Internet. If you have requested the Proxy Materials to be sent to you by mail, for your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/

Peter J. Mariani
Chief Financial Officer and Secretary

Dated: [         ]

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT PROPOSAL

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T01417-P54969 For Against Abstain ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! CYTOSORBENTS CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS: 1. To elect the following nominees to serve as directors: Nominees: Please sign and return this Proxy Card so that the shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy. 1a. Phillip P. Chan, MD, PhD 1b. Michael G. Bator, MBA 1c. Edward R. Jones, MD, MBA 1d. Alan D. Sobel, CPA 1e. Jiny Kim, MBA 2. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K. 3. To ratify the appointment of WithumSmith+Brown, PC as CytoSorbents Corporation's independent auditors to audit CytoSorbents Corporation's financial statements for the fiscal year ending December 31, 2026. 4. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock, subject to our Board's discretion, at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board, without further approval or authorization of our stockholders, prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company's stockholders at the Annual Meeting. 5. To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. 6. To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. SCAN TO CYTOSORBENTS CORPORATION VIEW MATERIALS & VOTEw 305 COLLEGE ROAD EAST PRINCETON, NEW JERSEY 08540 ATTN: CORPORATE SECRETARY YOUR VOTE IS IMPORTANT VOTE TODAY IN ONE OF THREE WAYS VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 12, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CTSO2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 12, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy car

T01418-P54969 PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO CYTOSORBENTS CORPORATION, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717, SO THAT THE SHARES CAN BE REPRESENTED AT THE MEETING. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement for the 2026 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2025 are available at: www.proxyvote.com. DETACH HERE CytoSorbents Corporation COMMON STOCK PROXY CARD This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on August 13, 2026. YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD. PROXY The undersigned, revoking all prior proxies, hereby appoints Dr. Phillip P. Chan and Vincent J. Capponi, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/CTSO2026, on Thursday, August 13, 2026 at 10:00 a.m., Eastern Time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 24, 2026, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the nominees listed in Proposal 1 to serve as directors on the Board of Directors, FOR Proposal 2 to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K, FOR Proposal 3 to ratify the appointment of WithumSmith+Brown, PC as CytoSorbents Corporation's independent auditors to audit CytoSorbents Corporation's financial statements for the fiscal year ending December 31, 2026, FOR Proposal 4 to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split, FOR Proposal 5 to approve an adjournment of the Annual Meeting, if necessary, and at their discretion on any matter that may properly come before the meeting or any adjournments or postponements thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE SEE REVERSE SIDE